EXHIBIT 24(b) 1.9

                        AMENDMENT TO DECLARATION OF TRUST


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                          THE PHOENIX EDGE SERIES FUND

                        AMENDMENT TO DECLARATION OF TRUST


The undersigned, individually as Trustee of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust") organized under a Declaration of Trust dated February 18, 1986, as amended from time to time (the "Declaration"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 27, 1997, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held February 27, 1998, at which a quorum was present, the Board of Trustees, acting pursuant to ARTICLE VII, Section 7.3 of said Declaration for the purpose of establishing five new Series of Shares denominated the "Engemann Nifty Fifty Series," "Seneca Mid-Cap Series," "Phoenix Growth and Income Series," "Phoenix Value Equity Series," and "Schafer Mid-Cap Value Series," unanimously voted to amend said Declaration and Trust, effective February 27, 1998, by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

       "Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the following fifteen Series are hereby established and designated: 'Aberdeen New Asia Series', 'Balanced Series', 'Engemann Nifty Fifty Series', 'Growth Series', 'International Series', 'Money Market Series', 'Multi-Sector Fixed Income Series', 'Phoenix Growth and Income Series', 'Phoenix Value Equity Series', 'Real Estate Securities Series', 'Research Enhanced Index Series', 'Schafer Mid-Cap Value Series', 'Seneca Mid-Cap Series', 'Strategic Allocation Series', and 'Strategic Theme Series'."

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1998.



                                        ________________________________________
                                        Philip R. McLoughlin, individually and
                                        as attorney-in-fact for Robert Chesek,
                                        E. Virgil Conway, Harry Dalzell-Payne,
                                        Francis E. Jeffries, Leroy Keith, Jr.,
                                        Everett L. Morris, James M. Oates,
                                        Calvin J. Pedersen, Herbert Roth, Jr.,
                                        Richard E. Segerson and Lowell P.
                                        Weicker, Jr.


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                        DELEGATION AND POWER OF ATTORNEY

                           PHOENIX EQUITY SERIES FUND
                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                          PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                               PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND



The undersigned, being all of the Trustees of Phoenix Equity Series Fund, Phoenix-Aberdeen Series Fund, The Phoenix Edge Series Fund, Phoenix Income and Growth Fund, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively, the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

         1. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now known as The Phoenix Edge Series Fund, pursuant to Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now known as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one
               (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

         2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now known as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain Declaration of Trust dated


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      DELEGATION AND POWER OF ATTORNEY
      AUGUST 27, 1997


               June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to
               Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now known as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one
               (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

         3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 27th day of August, 1997.


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/s/ C. Duane Blinn                       /s/ Leroy Keith, Jr.
C. Duane Blinn                           Leroy Keith, Jr.

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/s/ Robert Chesek                        /s/ Everett L. Morris
Robert Chesek                            Everett L. Morris

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E. Virgil Conway                         /s/ James M. Oates
E. Virgil Conway                         James M. Oates

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/s/ Harry Dalzell-Payne                  /.s/ Calvin J. Pedersen
Harry Dalzell-Payne                      Calvin J. Pedersen

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/s/ Francis E. Jeffries                  /s/ Philip R. Reynolds
Francis E. Jeffries                      Philip R. Reynolds

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/s/ Herbert Roth, Jr.                    /s/ Lowell P. Weicker, Jr.



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Herbert Roth, Jr.                        Lowell P. Weicker

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/s/ Richard E. Segerson
Richard E. Segerson
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